UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 9, 2011 (June 9, 2011)

SOLAR CAPITAL LTD.

(Exact name of registrant as specified in its charter)

Maryland	814-00754	26-1381340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Solar Capital Ltd. (the “Company”) held its Annual Meeting of Stockholders on June 9, 2011 and submitted four matters to the vote of the stockholders. A summary of the matters voted upon by shareholders is set forth below.

1. Stockholders elected two nominees for directors, each to serve for a three-year term to expire at the 2014 Annual Meeting of Stockholders based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce Spohler	26,957,031	1,578,788	2,591,040
Steven Hochberg	27,892,537	643,282	2,591,040

2. Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,815,431	252,914	58,514	—

3. Stockholders approved a proposal to authorize the Company, with the approval of its Board of Directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings based on the following votes:

	For	Against	Abstain	Broker Non Vote
With Affiliates	26,199,058	2,252,994	83,767	2,591,040
% Outstanding	71.88%	6.18%	0.23%	7.11%
Without Affiliates	16,064,059	2,252,994	83,767	2,591,040
% Outstanding	61.05%	8.56%	0.32%	9.85%

4. Stockholders approved a proposal to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,730,940	11,706,783	98,096	2,591,040

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2011	SOLAR CAPITAL LTD.

	By:	/s/ Nicholas Radesca
Nicholas Radesca
Chief Financial Officer